As filed with the Securities and Exchange Commission on December 10, 2009
Registration No. ____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEV, INC.
(Name of registrant in its charter)

Nevada	4931	26-2541146
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

5 Blind Brook Lane
Rye, New York 10580
(914) 967-0960
(Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

David W. Mooney, Jr., AIA
Chief Executive Officer
5 Blind Brook Lane
Rye, New York 10580
(914) 967-0960
 (Name, address and telephone number of agent for service)

Copies to:

David M. Loev		John S. Gillies
The Loev Law Firm, PC		The Loev Law Firm, PC
6300 West Loop South, Suite 280	&	6300 West Loop South, Suite 280
Bellaire, Texas 77401		Bellaire, Texas 77401
Phone: (713) 524-4110		Phone: (713) 524-4110
Fax: (713) 524-4122		Fax: (713) 456-7908

Approximate date of proposed sale to the public:
as soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Amount Being Registered	Proposed Maximum Price Per Share(1)	Proposed Maximum Aggregate Price(1)	Amount of Registration Fee

Common Stock	347,250	$0.10	$34,725	$2.48

Total	347,250	$0.10	$34,725	$2.48

(1) The Offering price is the stated, fixed price of $0.10 per share until the securities are quoted on the OTC Bulletin Board for the purpose of calculating the registration fee pursuant to Rule 457. This amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices once the securities are quoted on the OTC Bulletin Board.

The Registrant hereby amends its Registration Statement, on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

SEV, INC.

RESALE OF
347,250 SHARES OF COMMON STOCK

The selling stockholders listed on page 39 may offer and sell up to 347,250 shares of our common stock under this Prospectus for their own account.

We currently lack a public market for our common stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

A current Prospectus must be in effect at the time of the sale of the shares of common stock discussed above. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other Offering expenses.

Each selling stockholder or dealer selling the common stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, as amended, selling stockholders may be deemed underwriters.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 9, ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS   _________, 2009

TABLE OF CONTENTS

Prospectus Summary	5
Summary Financial Data	7
Risk Factors	9
Use of Proceeds	19
Dividend Policy	19
Legal Proceedings	19
Directors, Executive Officers, Promoters and Control Persons	19
Executive Compensation	22
Security Ownership of Certain Beneficial Owners and Management	24
Interest of Named Experts and Counsel	24
Indemnification of Directors and Officers	25
Description of Business	26
Description of Property	29
Management's Discussion and Analysis of Financial Condition and Results of Operations	30
Certain Relationships and Related Transactions	35
Corporate Governance	36
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	37
Descriptions of Capital Stock	37
Shares Available for Future Sale	38
Plan of Distribution and Selling Stockholders	39
Market for Common Equity and Related Stockholder Matters	41
Additional Information	41
Legal Matters	42
Financial Statements	F-1

PART I - INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in the Prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire Prospectus, especially the risks of investing in our common stock as discussed under "Risk Factors." In this Prospectus, the terms "we," "us," "our," "Company," and "SEV" refer to SEV, Inc., a Nevada corporation.  "Common Stock" refers to the Common Stock, par value $0.001 per share, of SEV, Inc.  Additionally, unless otherwise stated all amounts listed herein are in United States dollars.

We are a development stage company, operating under the business name of Solar Energy Ventures in New York and Texas.  We plan to provide services in South Texas, Vermont, Connecticut, the New York suburban markets and Northern New Jersey. We plan to provide full-service design consulting, construction management and general contracting services and support for the design and installation of large and small solar panel arrays on commercial buildings.

Our principal executive offices are located at 5 Blind Brook Lane, Rye, New York 10580; our telephone number is (914) 967-0960 and our fax number is (210) 481-5177.

We have generated no revenues since our inception in May 2008, had a working capital deficit of $6,519 as of July 31, 2009 and had a net loss of $22,828 for the year ended July 31, 2009, and an accumulated net loss of $23,228 for the period from inception until July 31, 2009.  We had a deficit accumulated during the development stage of $23,228 as of July 31, 2009. We have budgeted the need for approximately $100,000 of additional funding during the next 12 months to continue our business operations, pay costs and expenses associated with our filing requirements with the Securities and Exchange Commission (assuming the Registration Statement, of which this Prospectus is a part is declared effective) and conduct our business activities as planned, and such funding may not be able to be raised on favorable terms, if at all.  We believe we can continue our operations for approximately the next 12 months if no additional financing is raised, with funds advanced to us by our officers, Directors and significant shareholders pursuant to their Line of Credits, as described below. If we are unable to raise adequate working capital for fiscal 2010, we will be restricted in the implementation of our business plan.  If this were to happen, the value of our securities would diminish and we may be forced to change our business plan for fiscal 2010, which would result in the value of our securities declining in value and/or becoming worthless.  If we raise an adequate amount of working capital to implement our business plan, we anticipate incurring net losses until we obtain a sufficient number of customers to support our expenses and start up costs, if ever.

The shares of common stock offered herein represent 172,250 shares sold by the Company to 27 private investors in a private placement from October 2008 to March 2009, at $0.08 per share, pursuant to an exemption from registration provided by Rule 506 of the Securities Act of 1933, as amended (the “Act”) and an aggregate of 175,000 shares of common stock issued to six consultants of the Company in July 2008, in consideration for services rendered, which shares were issued pursuant to an exemption from registration provided by Section 4(2) of the Act.

We have no revenues, have achieved significant losses since inception, have had only limited operations, and have been issued a going concern opinion by our auditors.  We rely upon the sale of our securities to fund operations or interim loans from our shareholders; however, there can be no assurance that either of these sources of financing will be available in the near future, if at all.

The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

SUMMARY OF THE OFFERING:

Common Stock Offered:	347,250 shares by selling stockholders

Common Stock Outstanding Before The Offering:	2,447,250 shares

Common Stock Outstanding After The Offering:	2,447,250 shares

Use Of Proceeds:	We will not receive any proceeds from the shares offered by the selling stockholders in this Offering.

Offering Price:
The Offering price of the shares has been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares, will be willing to pay considering the nature and capital structure of our Company, the experience of our officers and Directors and the market conditions for the sale of equity securities in similar companies. The Offering price of the shares bears no relationship to the assets, earnings or book value of us, or any other objective standard of value. We believe that no shares will be sold by the selling shareholders prior to us becoming a publicly-traded company, at which time the selling shareholders will sell shares based on the market price of such shares. We are not selling any shares of our common stock, and are only registering the re-sale of shares of common stock previously sold by us.

No Market:
No assurance is provided that a market will be created for our securities in the future, or at all. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

Need for Additional Financing:
We have generated no revenues to date. We have budgeted the need for approximately $100,000 of additional funding during the next 12 months to continue our business operations, pay costs and expenses associated with our filing requirements with the Securities and Exchange Commission (assuming the Registration Statement, of which this Prospectus is a part is declared effective) and conduct our business activities as planned, and such funding may not be able to be raised on favorable terms, if at all.  We believe we can continue our operations for approximately the next 12 months if no additional financing is raised, with funds advanced to us by our officers, Directors and significant shareholders pursuant to their Line of Credits, as described below.  If we are unable to raise the additional funding, the value of our securities, if any, would likely become worthless and we may be forced to abandon our business plan.  Even assuming we raise the additional capital we require to continue our business operations, we will require substantial fees and expenses associated with this Offering, and we anticipate incurring net losses for the foreseeable future.

Going Concern:
Because of our need for additional funding (as described above), as well as other factors, our independent accountants have issued a going concern opinion as described in greater detail in our audited financial statements filed herewith.

Address:	5 Blind Brook Lane, Rye, New York 10580

Telephone Number:	(914) 967-0960

SUMMARY FINANCIAL DATA

You should read the summary financial information presented below as of July 31, 2009 and July 31, 2008, and for the years ended July 31, 2009 and the period from inception through July 31, 2008 and 2009. We derived the summary financial information from our audited financial statements for the years ended July 31, 2009 and 2008, appearing elsewhere in this Prospectus. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this Prospectus.

BALANCE SHEET SUMMARY INFORMATION

	July 31, 2009	July 31, 2008

ASSETS

CURRENT ASSETS
Cash	$145	$100
TOTAL ASSETS	145	100

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Note Payable to Officer & Director	$2,354	$-
Note Payable to Related Party	4,000	-
Accrued Interest to Related Party	310	-

TOTAL LIABILITIES	6,664	-

STOCKHOLDERS' EQUITY (DEFICIT)
Capital Stock
Authorized
140,000,000 shares of common stock, $.001par value
Issued and outstanding
2,447,250 and 2,275,000 issued and outstanding at
and outstanding at July 31, 2009 and July 31, 2008,	2,447	2,275
Authorized
10,000,000 shares of preferred stock, $.001 par value
None issued and outstanding	-	-
Additional Paid in Capital	14,262	(1,775)

Deficit accumulated during the development stage	(23,228)	(400)
Total Shareholders' Equity (Deficit)	(6,519)	100
Total Liabilities and Stockholders' Equity	$145	$100

 STATEMENT OF OPERATIONS SUMMARY INFORMATION

	Twelve Months	Inception (May 28,	Inception (May 28,
	ended July 31,	2008) through	2008) through
	2009	July 31, 2008	July 31, 2009

REVENUES	$-	$-	$-

EXPENSES

Advertising Marketing	120	-	120
Bank Charges	281	-	281
Dues & Subscriptions	258	-	258
Interest Expense	490	-	490
Filing Fees	1,225	-	1,225
Postage & Delivery	153	-	153
Printing & Reproduction	751	-	751
Professional Fees	17,050	-	17,050
Rent	2,250	400	2,650
Office Supplies	211	-	211
Professional Development	39	-	39

Total expenses	22,828	400	23,228

NET LOSS FOR THE PERIOD	$(22,828)	$(400)	$(23,228)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.01)	$(0.00)

WEIGHTED AVERAGE NUMBER OF BASIC AND
DILUTED COMMON SHARES OUTSTANDING	2,376,310	2,275,000

RISK FACTORS

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

The Company's business is subject to the following Risk Factors (references to "our," "we," "SEV" and words of similar meaning in these Risk Factors refer to the Company):

General

WE HAVE FUTURE CAPITAL NEEDS AND WITHOUT ADEQUATE CAPITAL WE MAY BE FORCED TO CEASE OR CURTAIL OUR BUSINESS OPERATIONS.

Our growth and continued operations could be impaired by limitations on our access to capital markets.   The limited capital we have raised, the revenue we hope to generate and the additional capital which may be available to us from our principals, if any, may not be adequate for our long-term growth.  If financing is available, it may involve issuing securities senior to our common stock or equity financings, which are dilutive to holders of our common stock.  In addition, in the event we do not raise additional capital from conventional sources, such as our existing investors or commercial banks, there is every-likelihood that our growth will be restricted and we may be forced to scale back or curtail implementing our business plan.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations.  If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

WE HAVE NOT GENERATED ANY REVENUES SINCE OUR INCEPTION IN MAY 2008.

Since our inception in May 2008, we have yet to generate any revenues, and currently have only limited operations, as we are presently in the development stage of our business development.  We may be able to generate any revenues in the future and/or may be forced to change or abandon our business plan in the future.

SHAREHOLDERS WHO HOLD UNREGISTERED SHARES OF OUR COMMON STOCK ARE SUBJECT TO RESALE RESTRICTIONS PURSUANT TO RULE 144, DUE TO OUR STATUS AS A “SHELL COMPANY.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.”  Because none of our non-registered securities can be sold pursuant to Rule 144, until at least a year after we cease to be a “shell company”, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above.  As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash.  Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future.  Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

THERE IS SUBSTANTIAL DOUBT AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN.

We have generated no revenues since our inception in May 2008, had a working capital deficit of $6,519 as of July 31, 2009 and had a net loss of $22,828 for the year ended July 31, 2009, and an accumulated net loss of $23,228 for the period from inception until July 31, 2009.  We had a deficit accumulated during the development stage of $23,228 as of July 31, 2009.   These factors among others indicate that we may be unable to continue as a going concern, particularly in the event that we cannot obtain additional financing and/or attain profitable operations.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty and if we cannot continue as a going concern, your investment could become devalued or even worthless.

WE CURRENTLY HAVE NO MAJOR CUSTOMERS NOR CONTRACTS AND HAVE GENERATED NO REVENUES TO DATE.

As stated above, we have generated no revenues since our inception and have only solicited our services to a few potential clients and customers, which we hope to market and sell to in the future.  If we are unable to gain any customers in the future and/or unable to generate any revenues moving forward, any investment in us could become worthless.

WE DEPEND ON DAVID W. MOONEY, JR., OUR CHIEF EXECUTIVE OFFICER AND PRESIDENT, AND IF WE LOSE HIM, WE WILL FACE SIGNIFICANT HURDLES TO CONTINUING OUR OPERATIONS

Our performance is substantially dependent upon the performance of David W. Mooney, Jr., AIA, our Chief Executive Officer and President.  In addition, we rely on Mr. Mooney’s discretion in the direction of our business and guidance regarding the agreements we enter into. The loss of the services of Mr. Mooney will have a material adverse effect on our business, results of operations, and financial condition.  In addition, the absence of Mr. Mooney will force us to seek a replacement who may have less experience or who may not understand our business as well, or we may not be able to find a suitable replacement.  Without the expertise of Mr. Mooney, or an immediate and qualified successor, we may be forced to curtail operations or close the business entirely, making the value of any investment in us worthless.  The Company does not have an employment agreement with or any “key man” insurance on Mr. Mooney and Mr. Mooney can resign at any time.

TWO OF OUR OFFICERS AND DIRECTORS POSSESS MAJORITY VOTING CONTROL OVER THE COMPANY, AND BECAUSE OF THIS MAY CHOOSE A PLAN OF ACTION WHICH WILL DEVALUE OUR OUTSTANDING SECURITIES.

Our Chief Executive Officer, President and Director, David W. Mooney, Jr., AIA, and our Chief Financial Officer, Vice President and Director, Carey G. Birmingham, each own 700,000 shares of our common stock.  As a result, Mr. Mooney and Mr. Birmingham each individually hold 28.6% of our outstanding shares of common stock and collectively hold 57.2% of our outstanding shares of common stock. Accordingly, Mr. Mooney and Mr. Birmingham possess significant influence over the matters submitted to the stockholders for approval.  These matters include the election of Directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  This level of control by Mr. Mooney and Mr. Birmingham give them substantial ability to determine our future as a business, and as such, they may elect to close the business, change the business plan or make any number of other major business decisions.  These changes may not be in the best interests of the Company’s shareholders and/or may eventually make the value of any investment in us worthless. Any investor who purchases shares in the Company will be a minority shareholder and as such will have little to no say in the direction of the Company and the election of Directors. Additionally, it will be difficult if not impossible for investors to remove Mr. Mooney or Mr. Birmingham as Directors of the Company, which will mean they will remain in control of who serves as officers of the Company as well as whether any changes are made in the Board of Directors. As a potential investor in the Company, you should keep in mind that even if you own shares of the Company's common stock and wish to vote them at annual or special shareholder meetings, your shares will likely have little effect on the outcome of corporate decisions.

OUR PRESIDENT AND DIRECTOR HAS OTHER EMPLOYMENT OUTSIDE OF THE COMPANY, AND AS SUCH, MAY NOT BE ABLE TO DEVOTE SUFFICIENT TIME TO OUR OPERATIONS.

Our President and Director, David W. Mooney, Jr., AIA, is the principal of and operates David W. Mooney, Jr., Architects on a day-to-day basis.  He will continue to do so while he is attempting to operate and seek new business for our Company.  Mr. Mooney currently anticipates being able to spend approximately 20 hours per week on Company matters.  There can be no assurance that Mr. Mooney’s concentration on David W. Mooney, Jr. Architects will not significantly detract from his efforts to grow our Company and that his work for his firm will not take precedence over his work for our Company.  In the event Mr. Mooney’s concentration on David W. Mooney, Jr. Architects should distract him from his work efforts on our Company to the extent where our revenues suffer, any investment in our company could become worthless.

WE LACK AN OPERATING HISTORY WHICH YOU CAN USE TO EVALUATE US, MAKING ANY INVESTMENT IN OUR COMPANY RISKY.

We lack an operating history which investors can use to evaluate our previous earnings, as we were only incorporated in May 2008. Therefore, an investment in us is risky because we have no business history and it is hard to predict what the outcome of our business operations will be in the future.

OUR GROWTH WILL PLACE SIGNIFICANT STRAINS ON OUR RESOURCES.

Our growth is expected to place a significant strain on our managerial, operational and financial resources, as David W. Mooney, Jr., AIA and Carey Birmingham, our sole officers and Directors are our only employees.  Further, assuming we receive contracts and orders in the future, we will be required to manage multiple relationships with various customers and other third parties.  These requirements will be exacerbated in the event of our further growth or increases in the number of our contracts. Our systems, procedures or controls may not be adequate to support our operations or able to achieve the rapid execution necessary to successfully offer our services and implement our business plan in the event of future growth.  Our future operating results will also depend on our ability to add additional personnel commensurate with the growth of our business.  If we are unable to manage growth effectively, our business, results of operations and financial condition will be adversely affected.

OUR ARTICLES OF INCORPORATION, AS AMENDED, AND BYLAWS LIMIT THE LIABILITY OF, AND PROVIDE INDEMNIFICATION FOR, OUR OFFICERS AND DIRECTORS.

Our Articles of Incorporation, generally limit our officer’s and Director’s personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or Director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Articles of Incorporation, as amended, and Bylaws, as amended and restated, provide indemnification for our officers and Directors to the fullest extent authorized by the Nevada General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or Director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or Director is made a party or is threatened to be made a party, or in which the officer or Director is involved by reason of the fact that he is or was an officer or Director of the Company, or is or was serving at the request of the Company as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise whether the basis of the Proceeding is an alleged action in an official capacity as an officer or Director, or in any other capacity while serving as an officer or Director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and Directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and Directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

IF THE REGISTRATION STATEMENT, OF WHICH THIS PROSPECTUS IS A PART BECOMES EFFECTIVE, WE WILL BECOME A PUBLIC REPORTING COMPANY, AND WILL INCUR SIGNIFICANT INCREASED COSTS IN CONNECTION WITH COMPLIANCE WITH SECTION 404 OF THE SARBANES OXLEY ACT, AND OUR MANAGEMENT WILL BE REQUIRED TO DEVOTE SUBSTANTIAL TIME TO NEW COMPLIANCE INITIATIVES.

If the Registration Statement, of which this Prospectus is a part, becomes effective, we will become subject to among other things, the periodic reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and will incur significant legal, accounting and other expenses in connection with such requirements.  The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and new rules subsequently implemented by the SEC have imposed various new requirements on public companies, including requiring changes in corporate governance practices. As such, our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Risks Relating To the Company’s Operations

OUR FAILURE TO RESPOND TO RAPID CHANGE IN THE MARKET FOR SOLAR AND ALTERNATIVE ENERGY PRODUCTS COULD HAVE AN ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

Our future success will depend significantly on our ability to develop, license, market and install new solar energy products that keep pace with technological developments and evolving industry standards in order to benefit our future clients. Our delay or failure to develop or acquire technological improvements, adapt the products we intend to sell or market to technological changes or provide technology that appeals to our customers may cause us to lose customers or prevent us from obtaining customers and may prevent us from generating revenue which could ultimately cause us to cease operations.

IF WE EXPERIENCE SIGNIFICANT DELAYS, COST OVERRUNS OR TECHNICAL DIFFICULTIES INSTALLING EQUIPMENT FOR OUR FUTURE CUSTOMERS, IF ANY, OUR BUSINESS PLANS, PROSPECTS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION WILL SUFFER.

Completing the installation of equipment for our planned future customers will be subject to significant risks, including risks of delays, equipment failure, cost overruns and installation issues. Our planned installation process uses both off-the-shelf and custom-built equipment, and requires us to partner with sub-contractors to install the products we hope to sell moving forward. In the future, we may experience delivery and installation delays of key pieces of equipment, which may make it impossible for us to complete installations in a timely fashion, if at all.  Significant future installation delays or technical difficulties due to our operations or those of our future partners may hurt our reputation, force customers to cancel their orders and/or prevent us from gaining customers in the future.  Consequently, we may be forced to scale back and/or abandon our business plans.

SOLAR ENERGY PRODUCTS HAVE NEVER BEEN SOLD ON A MASS MARKET COMMERCIAL BASIS, AND WE DO NOT KNOW WHETHER THEY WILL BE ACCEPTED BY THE MARKET.

The solar energy market is at a relatively early stage of development and the extent to which solar modules will be widely adopted is uncertain. If the products we hope to sell are not accepted by the market, our business plans, prospects, results of operations and financial condition will suffer. The development of a successful market for our proposed products and our ability to market and sell our products and services at an attractive price to potential customers may be affected by a number of factors, many of which are beyond our control, including, but not limited to:

•	Demand for solar power and alternative energy sources in general;
•	The efficiency, size, complexity and power output of current and future solar power technologies;
•	Competition from conventional energy sources and alternative distributed generation technologies, such as wind energy;
•	Our failure to develop and maintain successful relationships with suppliers, distributors, systems integrators and other resellers, as well as strategic partners; and
•	Customer acceptance of our products.

WE WILL DEPEND ON A LIMITED NUMBER OF THIRD-PARTY SUPPLIERS FOR OUR KEY MATERIALS, AND ANY DISRUPTIONS FROM SUCH SUPPLIERS COULD PREVENT US FROM SELLING COST-EFFECTIVE PRODUCTS.

We plan to purchase the photovoltaic (“PV”) arrays that we plan to install and/or arrange to be installed at our customer’s locations from a limited number of third-party suppliers. We do not currently have in place any supply contracts which any suppliers. If we fail to maintain our relationships with our suppliers, or fail to secure additional supply sources from other PV array suppliers that meet our quality, quantity and cost requirements in a timely manner, we may be unable to obtain the parts that we will require and/or such parts may be available only at a higher cost or after a long delay. We may be unable to identify new suppliers in a timely manner and materials and components from new suppliers also be less suited for our installations and/or have higher failure rates. Any of these factors could prevent us from delivering our planned products to our customers within required timeframes, resulting in potential order cancellations and lost revenue.

TECHNOLOGICAL CHANGES IN THE SOLAR POWER INDUSTRY COULD RENDER OUR PRODUCTS OBSOLETE, WHICH COULD PREVENT US FROM ACHIEVING SALES.

Our failure to offer and market new products could cause our future operations to become uncompetitive or obsolete, which could prevent us from obtaining any sales, or increasing our sales and becoming profitable. The solar power industry is rapidly evolving and highly competitive. Our marketing efforts may be rendered obsolete by the technological advances of other technology, and other technologies may prove more advantageous for the commercialization of solar power products. If this occurs, our future sales and profits, if any, could be diminished.

THE REDUCTION OR ELIMINATION OF GOVERNMENT SUBSIDIES AND ECONOMIC INCENTIVES FOR ON-GRID SOLAR ELECTRICITY APPLICATIONS COULD REDUCE DEMAND FOR FUTURE PRODUCTS.

The reduction, elimination or expiration of government subsidies and economic incentives for on-grid solar electricity could result in the diminished competitiveness of solar energy relative to conventional and non-solar renewable sources of energy, which would negatively affect the growth of the solar energy industry overall and our future sales. We believe that the near-term growth of the market for on-grid applications, where solar energy is used to supplement the electricity a consumer purchases from the utility network, depends significantly on the availability and size of government and economic incentives. Currently the cost of solar electricity substantially exceeds the retail price of electricity in every significant market in the world. As a result, federal, state and local governmental bodies, have provided subsidies in the form of tariffs, rebates, tax write-offs and other incentives to end-users, distributors, systems integrators and manufacturers of PV products. For example, certain markets in the United States have been strong supporters of PV products and systems, and political changes could result in significant reductions or the elimination of incentives. Many of these government incentives could expire, phase-out over time, exhaust the allocated funding or require renewal by the applicable authority. A reduction, elimination or expiration of government subsidies and economic incentives for solar electricity could result in the diminished competitiveness of solar energy, which would in turn hurt our future sales, if any, and financial condition.

EXISTING REGULATIONS AND POLICIES AND CHANGES TO THESE REGULATIONS AND POLICIES MAY PRESENT TECHNICAL, REGULATORY AND ECONOMIC BARRIERS TO THE PURCHASE AND USE OF PHOTOVOLTAIC PRODUCTS, WHICH MAY SIGNIFICANTLY REDUCE DEMAND FOR OUR PRODUCTS.

The market for electricity generation products is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States and in a number of other countries, these regulations and policies have been modified in the past and may be modified again in the future. These regulations and policies could deter end-user purchases of photovoltaic products and investment in the research and development of photovoltaic technology. For example, without a mandated regulatory exception for photovoltaic systems, utility customers are often charged fees for putting distributed power generation on the electric utility grid. These fees could increase the cost to our end-users of using photovoltaic systems and make them less desirable, thereby harming our business, prospects, results of operations and financial condition. In addition, electricity generated by photovoltaic systems mostly competes with expensive peak hour electricity, rather than the less expensive average price of electricity. Modifications to the peak hour pricing policies of utilities, such as to a flat rate, would require photovoltaic systems to achieve lower prices in order to compete with the price of electricity from other sources.

We anticipate that our solar modules and their installation will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. It is difficult to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar modules may result in significant additional expenses to us, our partners and our customers and, as a result, could cause a significant reduction in demand for our products and services.

WE WILL DEPEND HEAVILY ON OUR ABILITY TO MARKET OUR PRODUCTS TO POTENTIAL CONSUMERS.

We will depend on our marketing efforts, to make potential customers aware of our products. If we fail to market make potential customers aware of our products, and/or potential customers believe that our products and services are not competitively priced and/or not attractive to such potential customers, it is likely that we will not be able to compete in the market for alternative energy services. If you invest in us and we fail to properly market our products, we could be forced to curtail our business plan or discontinue our business operations altogether.

WE MAY BE VULNERABLE TO THE EFFORTS OF ELECTRIC UTILITY COMPANIES LOBBYING TO PROTECT THEIR REVENUE STREAMS AND FROM COMPETITION FROM SUCH ELECTRIC UTILITY COMPANIES.

Electric utility companies could lobby for a change in the relevant legislation in their markets to protect their current revenue streams. Any adverse changes to the regulations and policies of the solar energy industry could deter end-user purchases of PV products and investment in the research and development of PV technology. In addition, electricity generated by PV systems mostly competes with expensive peak hour electricity, rather than the less expensive average price of electricity. Modifications to the peak hour pricing policies of utilities, such as flat rate pricing, would require PV systems to achieve lower prices in order to compete with the price of electricity. Any changes to government regulations or utility policies that favors electric utility companies could reduce our competitiveness and cause a significant reduction in demand for our future products.

OUR OPERATING RESULTS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY QUARTER TO QUARTER AND YEAR TO YEAR.

As a result of our limited operating history and the rapidly changing nature of the markets in which we compete, our quarterly and annual revenues and operating results, if any, are likely to fluctuate from period to period. These fluctuations may be caused by a number of factors, many of which are beyond our control. These factors include the following, as well as others discussed elsewhere in this section:

•	how and when we introduce new products and services and enhance our then existing products and services;

•	our ability to attract and retain new customers and satisfy our customers' demands;

•	our ability to establish and maintain strategic relationships;

•	our ability to attract, train and retain key personnel;

•	the emergence and success of new and existing competition;

•	varying operating costs and capital expenditures related to the expansion of our business operations and infrastructure, including the hiring of new employees; and

•	changes in the mix of products and services that we offer to our customers.

In addition, because the market for our products and services is relatively new and rapidly changing, it is difficult to predict future financial results.

For these reasons, you should not rely on period-to-period comparisons of our financial results, if any, as indications of future results. Our future operating results, if any, could fall below the expectations of public market analysts or investors and significantly reduce the market price of our common stock. Fluctuations in our operating results will likely increase the volatility of our stock price.

THE HIGH COST OR INACCESSIBILITY OF FINANCING FOR SOLAR ENERGY PROJECTS MAY ADVERSELY AFFECT DEMAND FOR OUR PRODUCTS.

If financing for solar energy projects becomes more costly or becomes inaccessible in the future, the growth of the market for solar energy applications may be materially and adversely affected which could adversely affect demand for our products and materially reduce our future revenue, if any. In addition, rising interest rates could render existing financings more expensive, as well as present an obstacle for potential financings that would otherwise spur the growth of the PV industry. We believe that the availability of financing could have a significant effect on the level of sales of off-grid solar energy applications. If financings for solar energy projects become more expensive, demand for our products would be adversely affected and our revenues, if any, could decline.

WE WILL FACE INTENSE COMPETITION FOR THE PRODUCTS WE PLAN TO SELL AND THE SERVICES WE PLAN TO PROVIDE AND WILL BE COMPETING WITH DIFFERENT SOLAR ENERGY SYSTEMS AS WELL AS OTHER RENEWABLE ENERGY SOURCES IN THE ALTERNATIVE ENERGY MARKET.

The PV market is intensely competitive and rapidly evolving. The number of PV product manufacturers, suppliers and installers has rapidly increased due to the growth of actual and forecasted demand for PV products and the relatively low barriers to entry. The weakened demand for PV modules due to weakened macroeconomic conditions, combined with the increased supply of PV modules due to production capacity expansion by PV module manufacturers worldwide in recent years, has caused the price of PV modules to decline. We expect that the prices of PV products, including PV modules, may continue to decline over time due to increased supply of PV products, reduced manufacturing costs from economies of scale, and the advancement of manufacturing technologies. If we fail to attract and retain customers in our target markets for our future planned products and services, our results of operations, if any, will be adversely affected.

Additionally, we may also face competition from new entrants to the PV market, including those that offer more advanced technological solutions or that have greater financial resources than us. In addition, our competitors may also enter into the PV manufacturing business, which may provide them with cost advantages. Furthermore, the entire PV industry also faces competition from conventional energy and non-solar renewable energy providers.

Many of our existing and potential competitors have substantially greater financial, technical, manufacturing and other resources than we do. The greater size of many of our competitors provides them with cost advantages as a result of their economies of scale and their ability to obtain volume discounts and purchase raw materials at lower prices. As a result, such competitors may have stronger bargaining power with their suppliers and have an advantage over us in pricing as well as securing sufficient supply of PV during times of shortage. Many of our competitors also have better brand name recognition, more established distribution networks, larger customer bases or more in-depth knowledge of the target markets. As a result, they may be able to devote greater resources to the research and development, promotion and sale of their products and respond more quickly to evolving industry standards and changes in market conditions as compared to us. Our failure to adapt to changing market conditions and to compete successfully with existing or future competitors would have a material adverse effect on our business, prospects and results of operations.

WE HAVE NO INSURANCE COVERAGE AND MAY INCUR LOSSES RESULTING FROM PRODUCT LIABILITY CLAIMS, BUSINESS INTERRUPTION OR NATURAL DISASTERS RELATING TO OUR INSTALLATIONS.

We may be exposed to risks associated with product liability claims if the use of our installed PV products, or the installation of such products, results in injury. Since our PV products are components of electricity producing devices, it is possible that users could be injured or killed by our PV products, whether by product malfunctions, defects, improper installation or other causes. We do not maintain any business interruption insurance coverage. As a result, and because we do not maintain insurance coverage for our operations, we may have to pay, out of our own funds, for financial and other losses, damages and liabilities, including those in connection with or resulting from third- party product liability claims and those caused by natural disasters and other events beyond our control, relating to our installations and/or the products which we sell, and/or may be forced to expend significant resources defending or litigating such claims, which could have a material adverse effect on our financial condition and results of operations.

Risks Relating To the Company’s Securities

WE HAVE NEVER PAID CASH DIVIDENDS IN CONNECTION WITH OUR COMMON STOCK AND HAVE NO PLANS TO PAY DIVIDENDS IN THE FUTURE.

We have paid no cash dividends on our common stock to date and it is not anticipated that any cash dividends will be paid to holders of our common stock in the foreseeable future.  While our dividend policy will be based on the operating results and capital needs of our business, it is anticipated that any earnings will be retained to finance our future expansion.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR COMMON STOCK DUE TO FEDERAL REGULATIONS OF PENNY STOCKS.

Our common stock will be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

SHAREHOLDERS MAY BE DILUTED SIGNIFICANTLY THROUGH OUR EFFORTS TO OBTAIN FINANCING AND SATISFY OBLIGATIONS THROUGH THE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK.

We have no committed source of financing. Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL SHARES.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

BECAUSE WE ARE NOT SUBJECT TO COMPLIANCE WITH RULES REQUIRING THE ADOPTION OF CERTAIN CORPORATE GOVERNANCE MEASURES, OUR STOCKHOLDERS HAVE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our Directors are not independent directors, we do not currently have independent audit or compensation committees. As a result, our Directors have the ability to, among other things, determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and any potential investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, Directors and members of board committees required to provide for our effective management as a result of the Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of Directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

WE DO NOT CURRENTLY HAVE A PUBLIC MARKET FOR OUR SECURITIES. IF THERE IS A MARKET FOR OUR SECURITIES IN THE FUTURE, SUCH MARKET MAY BE VOLATILE AND ILLIQUID.

There is currently no public market for our common stock. In the future, we hope to quote our securities on the Over-The-Counter Bulletin Board (“OTCBB”). If there is a market for our common stock in the future, we anticipate that such market would be illiquid and would be subject to wide fluctuations in response to several factors, including, but not limited to:

(1)	actual or anticipated variations in our results of operations;
(2)	our ability or inability to generate new revenues;
(3)	the number of shares in our public float;
(4)	increased competition; and
(5)	conditions and trends in the market for solar power products and alternative energy products in general.

Furthermore, if our common stock becomes quoted on the OTCBB in the future, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.  Additionally, moving forward we anticipate having a limited number of shares in our public float, and as a result, there could be extreme fluctuations in the price of our common stock.  Further, due to the limited volume of our shares which trade and our limited public float, we believe that our stock prices (bid, ask and closing prices) will be entirely arbitrary, will not relate to the actual value of the Company, and will not reflect the actual value of our common stock.  Shareholders and potential investors in our common stock should exercise caution before making an investment in the Company, and should not rely on the publicly quoted or traded stock prices in determining our common stock value, but should instead determine the value of our common stock based on the information contained in the Company's public reports, industry information, and those business valuation methods commonly used to value private companies.

NEVADA LAW AND OUR ARTICLES OF INCORPORATION AUTHORIZE US TO ISSUE SHARES OF STOCK, WHICH SHARES MAY CAUSE SUBSTANTIAL DILUTION TO OUR EXISTING SHAREHOLDERS.

We have authorized capital stock consisting of 140,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share. As of the date of this Prospectus, we have 2,447,250 shares of common stock issued and outstanding and – 0 – shares of Preferred Stock issued and outstanding.  As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without shareholder approval, which if issued could cause substantial dilution to our then shareholders.  Additionally, shares of Preferred Stock may be issued by our Board of Directors without shareholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of common stock currently outstanding.  As a result, shares of Preferred Stock may be issued by our Board of Directors which cause the holders to have super majority voting power over our shares, provide the holders of the Preferred Stock the right to convert the shares of Preferred Stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock shareholders and/or have other rights and preferences greater than those of our common stock shareholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of common stock and Preferred Stock, which could cause substantial dilution to our existing shareholders.  Additionally, the dilutive effect of any Preferred Stock, which we may issue may be exacerbated given the fact that such Preferred Stock may have super majority voting rights and/or other rights or preferences which could provide the preferred shareholders with voting control over us subsequent to this Offering and/or give those holders the power to prevent or cause a change in control.  As a result, the issuance of shares of common stock and/or Preferred Stock may cause the value of our securities to decrease and/or become worthless.

IF OUR COMMON STOCK IS NOT APPROVED FOR QUOTATION ON THE OVER-THE-COUNTER BULLETIN BOARD, OUR COMMON STOCK MAY NOT BE PUBLICLY-TRADED, WHICH COULD MAKE IT DIFFICULT TO SELL SHARES OF OUR COMMON STOCK AND/OR CAUSE THE VALUE OF OUR COMMON STOCK TO DECLINE IN VALUE.

In order to have our common stock quoted on the OTCBB, which is our current plan, we will need to first have this Registration Statement declared effective; then engage a market maker, who will file a Form 15c2-11 with the Financial Industry Regulatory Authority ("FINRA"); and clear FINRA comments to obtain a trading symbol on the OTCBB. Assuming we clear SEC comments and assuming we clear FINRA comments, we anticipate receiving a trading symbol and having our shares of common stock quoted on the OTCBB in approximately one (1) to two (2) months after the effectiveness of this Registration Statement. In the event we are unable to have this Registration Statement declared effective by the SEC or our Form 15c2-11 is not approved by the FINRA, we plan to file a 15c2-11 to quote our shares of common stock on the Pink Sheets. If we are not cleared to have our securities quoted on the OTCBB and/or in the event we fail to obtain effectiveness of this Registration Statement, and are not cleared for trading on the Pink Sheets, there will be no public market for our common stock and it could be difficult for our then shareholders to sell shares of common stock which they own. As a result, the value of our common stock will likely be less than it would otherwise due to the difficulty shareholders will have in selling their shares. If we are unable to obtain clearance to quote our securities on the OTCBB and/or the Pink Sheets, it will be difficult for us to raise capital and we could be forced to curtail or abandon our business operations, and as a result, the value of our common stock could become worthless.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the selling shareholders shares of commons stock registered herein

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of our Director and executive officer. There are no other persons who can be classified as a promoter or controlling person of us. Our executive officer and Director currently serving is as follows:

Name	Title	Age
David W. Mooney, Jr., AIA	Chief Executive Officer, President and Director	53
Carey G. Birmingham	Chief Financial Officer, Vice President, Secretary, Treasurer and Director	54

David W. Mooney, Jr., American Institute of Architects (“AIA”), has served as our Chief Executive Officer, President and Director since our incorporation on May 28, 2008.  Mr. Mooney attended Boston Architectural College and Pratt Institute, and received his Bachelor of Architecture in 1982 from the Boston Architectural Center. Mr. Mooney also received a Master of Science in Real Estate Investment and Development from New York University in 2001. Prior to establishing his own firm, David W. Mooney, Jr., Architects, in June 1990, which Mr. Mooney also provides continued service to; Mr. Mooney was responsible for the design and construction of over $350 million of commercial and residential projects in and throughout New York, New Jersey and Connecticut.  Mr. Mooney is also a founding partner in IDOS, a computer imaging and Animation Company located in Rye, New York and Holderness, New Hampshire.  IDOS contracts computer image renderings and graphic depictions of various architectural interior and exterior perspectives for a wide range of commercial and residential clients.  Due to Mr. Mooney’s employment with David W. Mooney, Jr. Architects, Mr. Mooney currently anticipates being able to spend approximately 20 hours per week on Company matters.

Carey G. Birmingham has served as our Chief Financial Officer, Vice President, Secretary, Treasurer and Director since our incorporation on May 28, 2008.  Mr. Birmingham served as President, Chief Executive Officer and Director of United Restaurant Management, Inc. (“URM”) from April 2006 to April 2008.  From November 2007 to June 2009, Mr. Birmingham served on a part-time basis as Chief Financial Officer of Michael Lambert, Inc.  Additionally, from September 1999 through April 2004, Mr. Birmingham worked at URM, serving in various capacities as officer and director.  Mr. Birmingham served as President of Baseline Oil & Gas Corp. [BOGA:OTCBB] ("Baseline") from January 2004 to November 2006. Between January 2004 and February 2006, Mr. Birmingham served as a Director of Baseline.

From March 1982 through April 1984, Mr. Birmingham served as Asset Manager and Sr. Asset Manager of commercial real estate for New York Life Insurance.  Mr. Birmingham served as a Vice President of Commercial Real Estate for Unicorp American Corporation and Executive Vice President for Unicorp Property Management, a company subsidiary, from May 1984 through November 1989.  Mr. Birmingham served as a Portfolio Director, Commercial Real Estate, for United Services Automobile Association (USAA) from 1990 through part of 1992.  In addition, Mr. Birmingham served as a real estate consultant for Fidelity Mutual Life Insurance and Mutual Benefit Life from 1992 through 1994.  Mr. Birmingham received a BA degree from New York University in Journalism in 1980, and a degree in Real Estate Appraisal and Finance in 1982.

Our Directors are elected annually and hold office until our next annual meeting of the shareholders and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. Our officers and Directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors. Vacancies in the Board are filled by majority vote of the remaining Directors.

Involvement In Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any Director or executive officer, of the Company during the past five years.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Audit Committee and Financial Expert

The Company is not required to have an audit committee and as such, does not have one.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors, evaluated the business of the Company and the number of employees and determined that since the business is operated by only two persons  David W. Mooney Jr., AIA, and Carey G. Birmingham, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines.   In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Control Persons:

David M. Loev is considered a control person of the Company due to the fact that he beneficially owns 28.6% of our common stock.  As such, Mr. Loev’s biographical information is provided below:

David M. Loev currently manages The Loev Law Firm, PC, which he founded as David M. Loev, Attorney at Law in January 2003, and which changed its name to The Loev Law Firm, PC in January 2007. Prior thereto, Mr. Loev served as a partner at Vanderkam & Sanders, a law firm specializing in corporate/securities matters. Prior thereto, Mr. Loev served as Chief Financial Officer, Treasurer, Secretary and General Counsel of PinkMonkey.com, Inc., an Internet publisher of educational study aids.  Mr. Loev received his law degree from Southern Methodist University in 1997 and received a B.B.A. in accounting from the University of Texas at Austin, Texas in 1992.  Mr. Loev was admitted to the State Bar of Texas in 1997.  Mr. Loev is also a Certified Public Accountant.

In 2005, Mr. Loev was a party to a civil lawsuit filed by the Securities and Exchange Commission (“Commission”) against a former client which he served as outside securities counsel to.   In connection with the lawsuit, the Commission alleged that Mr. Loev violated Sections 5(a) and 5(c) of the Securities Act of 1933, as amended (the “Securities Act”).  While Mr. Loev denied the Commission’s allegations, he chose to settle with the Commission in November 2005 (the “Settlement”), without admitting or denying the Commission’s claims against him, by consenting to the entry into an order enjoining him from violating the securities registration provisions of the Securities Act; ordering him to pay certain amounts in disgorgement and as a civil penalty; and prohibiting him from a) issuing Rule 504 opinions, which opinions provide for the issuance of shares of common stock free of restrictive legend; and b) accepting securities of any issuer whose securities are quoted on the Pink Sheets in consideration for legal or consulting services rendered.

As a result of the lawsuit filed by the Commission referenced above, the Texas State Board of Public Accountancy (the “Board”) filed a complaint against Mr. Loev alleging discreditable acts, violations of Professional Conduct, and conduct indicating a lack of fitness to serve the public as a professional accountant which resulted in an Agreed Consent Order.  In connection with the Agreed Consent Order, Mr. Loev was reprimanded and paid the Board an administrative penalty of $2,500 and $1,496 in administrative costs and agreed to complete four (4) hours of a Board approved ethics course, which has been completed to date.

We do not believe that Mr. Loev’s Settlement or the Agreed Consent Order will have any affect on the Company or on Mr. Loev’s ability to represent us as our securities counsel.

We owe The Loev Law Firm, PC $4,000 pursuant to the terms of an Engagement Agreement we entered into in August 2008 which has been amended and have an outstanding Line of Credit with Mr. Loev in the amount of $2,500 as described below.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	Year ended July 31 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)		Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
David W. Mooney, Jr., AIA CEO, President, and Director	2009	-	-	-		-	-	-	-	$-
	2008	-	-	700	(1)	-	-	-	-	$700

Carey G. Birmingham, CFO, VP, Secretary, Treasurer and Director	2009	-	-	-		-	-	-	-	$-
	2008	-	-	700	(1)	-	-	-	-	$700

The table above does not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation.

Neither Mr. Mooney nor Mr. Birmingham receives or accrues a salary from us.  It is anticipated that they will not receive salaries until we obtain a minimum of $150,000 in annual revenues, of which there can be no assurance.

(1) Represents 700,000 shares of common stock issued to the executive in May 2008 in consideration for services rendered to the Company as an officer of the Company during the fiscal year ended July 31, 2008.  The shares were valued at par value, $0.001 per share pursuant to FAS 123(R).  The number of shares issued to the officers in consideration for their services to the Company was determined in the sole discretion of the Board of Directors of the Company (consisting solely of Mr. Mooney and Mr. Birmingham) based on the capitalization of the Company, the services rendered by the officers, the restricted nature of the shares and the fact that no public market existed for the Company’s shares, and the fact that the officers had agreed to render such services solely in consideration for shares of the Company’s common stock.

Summary of Compensation

SEV, Inc. was incorporated in May 2008 and has paid no compensation to any executive or Director to date, other than through the issuance of 700,000 shares of common stock for services rendered to our officers and Directors as provided above.  There have been no material changes in the Company’s compensation policies and payments/awards since July 31, 2009.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with our officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors (consisting solely of Mr. Mooney and Mr. Birmingham) does not currently receive any consideration for their services as members of the Board of Directors.  The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination, and as such Mr. Mooney and Mr. Birmingham, as our sole officers and Directors, determine their salary in their sole discretion.  As neither Mr. Mooney nor Mr. Birmingham currently draws any compensation from us, we do not currently have any executive compensation program in place.  Our Board of Directors also reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance.  This package may also include long-term stock based compensation to certain executives which is intended to align the performance of our executives with our long-term business strategies.  Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.  We do not currently anticipate paying any cash compensation to our officers until such time as we generate revenues sufficient to support our operations and planned business activities, if ever.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, in the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table presents certain information regarding the beneficial ownership of all shares of common stock as of December 9, 2009, by (i) each person who owns beneficially more than five percent (5%) of the outstanding shares of common stock based on 2,447,250 shares outstanding as of December 9, 2009, (ii) each of our Directors, (iii) each named executive officer and (iv) all Directors and officers as a group. Except as otherwise indicated, all shares are owned directly.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned

David W. Mooney, Jr., AIA	700,000	28.6%
President, CEO and Director
5 Blind Brook Lane
Rye, NY 10580

Carey G. Birmingham	700,000	28.6%
CFO, VP, Secretary, Treasurer,
and Director
20022 Creek Farm
San Antonio, Texas 78259

David M. Loev	700,000	28.6%
6300 West Loop South
Suite 280
Bellaire, Texas 77401

All Officers and Directors as a Group (2 individuals)	1,400,000	57.2%

The number of shares of common stock owned are those "beneficially owned" as determined in accordance with Rule 13d-3 of the Exchange Act of 1934, as amended, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within sixty (60) days through the exercise of any option, warrant or right.

INTEREST OF NAMED EXPERTS AND COUNSEL

This Form S-1 Registration Statement was prepared by our counsel, The Loev Law Firm, PC.  The financial statements attached hereto were audited by M&K CPAS, PLLC (“M&K”).  M&K, has no interest contingent or otherwise in SEV, Inc.  David M. Loev, the manager of The Loev Law Firm, PC, our attorney, owns 700,000 shares of our common stock (the “Loev Securities”), but does not and The Loev Law Firm, PC, does not otherwise hold any interest contingent or otherwise in the Company.

EXPERTS

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, any interest, directly or indirectly, in our company or any of our parents or subsidiaries, other than the Loev Securities, which are beneficially owned by David M. Loev, our attorney.  Nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes and our Articles of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended and restated (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Except as provided above, the Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to us.  The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above.  An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.  Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys’ fees for the Indemnitee.  The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws, as amended and restated, nor our Articles of Incorporation include any specific indemnification provisions for our officer or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

FORWARD LOOKING STATEMENTS

This Form S-1 includes forward-looking statements which include words such as "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy" or words of similar meaning.  Various factors could cause actual results to differ materially from those expressed in the forward-looking statements, including those described in "Risk Factors" in this Prospectus.  We urge you to be cautious of these forward-looking statements.  Except as required by applicable law, including the securities laws of the United States and/or if the existing disclosure fundamentally or materially changes, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

DESCRIPTION OF BUSINESS

Overview

SEV, Inc. (the “Company,” “we,” “us,” and “SEV”) was incorporated in Nevada on May 28, 2008.

We are a development stage company operating under the business name of “Solar Energy Ventures” in the states of New York and Texas.  We plan to provide our services in South Texas, Vermont, Connecticut, the New York suburban markets and Northern New Jersey. We intend to provide full-service design consulting, construction management and general contracting services and support for the design and installation of large and small solar panel arrays on commercial buildings.  We also plan to focus on marketing our products and services to public buildings including schools, churches and other facilities which can significantly cut in-house electrical expense through the utilization of solar panels.  In addition, we will call upon our President, David Mooney, Jr., AIA, to provide specific architectural services as required to comply with local regulatory requirements.  In the alternative, we may from time to time sub-contract architectural services from local firms licensed to practice in those cities and states where we offer our services.  Those services may include the following:

➢	Site Selection;
➢	Financial Pro-forma preparation and analysis;
➢	Return on Investment and Rate of Return Analysis;
➢	Design Development;
➢	Construction Management;
➢	General Contracting;
➢	Job Supervision; and
➢	Sale/Leaseback and other Disposition Scenario Analyses.

We have not however generated any revenues to date and are only in the development stage of our operations.  Moving forward, funding permitting, we plan to market our services to potential customers and hope to generate revenues through such marketing and word of mouth.

In addition, our business plan calls for us to enter into joint ventures with sub-contractors who may do direct installation of solar panels or purchase such panels into inventory.  Furthermore, we intend to seek by the most efficient means, a method whereby we can package for resale any unused Federal Tax Credits which may accrue to the users of solar panels, yet are un-usable by them due to their tax exempt status.  However, 1) such tax credits may not be available to the end users for the foreseeable future, 2) may not be available for resale, or 3) no market for such a resale may exist in the future.

In addition to, and as part of or our overall business plan, we intend to create various limited partnerships for the purpose of purchasing leasehold interests in roof areas of large commercial properties, unused excess land or other large, exposed  areas adjacent or connected to commercial buildings.  Once such leases are procured by these partnerships, in which we intend to perform the role of general partner, we will design, install and maintain varying sizes of photovoltaic (“PV”) arrays, commonly referred to as solar panels, for the purpose of collecting and reselling the electric power produced from such PV arrays for the benefit of the limited partnership, and as a result, the Company.

We are currently in the development and planning stage of our operations and have only limited operations to date.  As a result of our status as a development stage company, our auditors have expressed substantial doubt as to whether we will be able to continue as a going concern.  This risk may be exacerbated by the fact that we have only two employees, neither of which are paid by the Company, David W. Mooney, Jr., AIA our president and director, and our Vice President, Director and Chief Financial Officer, Carey G. Birmingham.  In addition to being our sole employees, Mr. Mooney and Mr. Birmingham are majority shareholders controlling 57.2% of our common stock.

Our principal executive offices are located at 5 Blind Brook Lane, Rye, New York 10580, our telephone number is (914) 967-0960 and our fax number is (210) 481-5177.

Marketing

According to remarks made in March 2007, by Department of Energy Assistant Secretary Andy Karsner, “solar technology will play an increasingly important role in making affordable, carbon-free, renewable energy available to people all over the nation.  Expanding clean solar power can help reduce the strain on our electricity infrastructure and secure our nation's energy future.”

In March 2007, the United States Government launched the Solar America Initiative.  The Solar America Initiative is a U.S. Department of Energy (“DOE”) effort to make solar electricity from photovoltaics cost-competitive with conventional forms of electricity from the utility grid by 2015. The strategy pursues complementary activities in research and development (“R&D”) and in market transformation. The goals are to reduce costs through R&D and to eliminate market barriers through deployment.

To achieve its goals, the Solar America Initiative partners with:

•	Industries;
•	Universities;
•	State governments;
•	Federal agencies; and
•	Other non-governmental agencies.

The planned benefits to the nation of the Solar America Initiative include:

•	Boosting the economy by creating a U.S.-based solar industry;
•	Increasing energy security by diversifying the nation's electricity portfolio;
•	Decreasing the effect of power outages on cities; and
•	Reducing the impact on the environment of power generation from fossil fuels, nuclear energy, and natural gas.

How a Solar Energy System Works:

1.	Solar PV panels are mounted on a commercial building’s roof, where the panels collect energy from the sun in the form of direct current electricity.

2.	The direct current electricity is then converted by an inverter into alternating current electricity and sold back to the local or regional power utility.

3.
The alternating current electricity can be fed directly into the commercial building itself, for use by the tenant and/or owner of the building, similar to its use by the local electricity provider. Since the solar energy system works in tandem with the electricity provider, the commercial user will  continue to get electricity from the provider when the user needs more than the solar energy system can provide (e.g. during overcast weather and at night, when the PV panel cannot collect energy from the sun).

Limited Partnership Strategy

We intend to investigate the creation of various limited partnerships for the purpose of leasing rooftop space of large commercial buildings and installing solar panels and PV arrays.  We believe that these units, in turn, will create a net excess of electrical power which can then be distributed to the power grid in local areas and resold.  Such solar power arrangements come with extensive tax incentives which we believe will improve the overall yield of the investment.

Our strategy will be to put the power production near the users and distribute the power plant into small pockets in varying market areas.  The alternative strategy for solar power distribution is buying or leasing land to put a very large, condensed solar array or “farm” on.

Why commercial rooftops?

Not all commercial rooftop space is usable for installation of a PV panel.  The optimal buildings are large 1-3 story buildings with flat roofs.  In a large urban setting like a city there are hundreds of thousands of square feet of currently unused rooftop space that would be considered optimal.  As the space is plentiful and is currently unrealized as a means of cash generation for building owners, the rental of the space will prove economically viable for all parties.

It is common for a commercial building with a flat roof to be reinforced to handle heavy equipment like air conditioners.  Solar panels and other electrical equipment tend to be heavy and it would be best to use roofs that are already built to handle extra weight.  In addition, many new PV designs can be installed without roof penetration, thereby limiting the potential for leaks.

Commercial buildings are serviced by the utility company and therefore have immediate access to the power grid, and minimal grid infrastructure changes would have to be made.  This is in contrast to a distant solar farm where miles of high voltage utility lines and towers and expensive high power transformers would need to be constructed to realize the energy provided from the solar farm in urban areas.

Another consideration for the Company is that one of the biggest consumers of power in southern states, such as Texas, is air conditioning, and air conditioning demand synchronizes well with peak solar power output (i.e., consumers are more likely to require increased air conditioning on hotter days with more sunlight, which days will most likely also generate the most solar energy).

Who will buy the power from our planned limited partnerships?

Power companies operate under local regulations with overarching state regulations.  Many states in which we plan to form partnerships will have local, regulated energy monopolies and it may be illegal to sell power to end users in those markets.   Nevertheless, many local utilities purchase power from wind farms, methane generators and various other alternative energy sources outside their immediate market area.  Thus, local utilities in some instances are already purchasing wholesale electricity from third party suppliers.

While large cities are a good target market for installation of PV systems which may be owned by our partnerships, we will not overlook smaller towns.  Smaller towns may have local governments and power companies that are less bureaucratic and easier to deal and do business with.

Solar hardware

One of the biggest costs involved in the Company’s planned operations will be the installation of the equipment on rooftops.  The general rule of thumb is that it costs the same to have equipment installed as it does to purchase the equipment from contractors.  Laws and regulations usually mandate that panels are installed by a licensed professional and connected to the grid by a power company employee to ensure installation is done properly.  To reduce cost, we may, if revenues permit, hire our own installation crew and hire our own licensed professional(s).  In the meantime, however, we intend to contract out these services on an as needed basis.

The basic setup will consist of solar panels, an inverter that connects to the power grid and synchronizes with the phase on the power grid wire, a power meter, and whatever materials are needed to physically connect the energy to the grid.  In cases where the solar array is large enough, multiple inverters may be needed to connect to different phase wires.  There also needs to be hardware that controls when the inverter allows power to be pushed to grid.

Compliance with Government Regulations

We anticipate that our solar modules and their installation will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. It is difficult to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar modules may result in significant additional expenses to us, our partners and our customers and, as a result, could cause a significant reduction in demand for our products and services.

Employees

As of December 9, 2009, we had two employees: David W. Mooney, Jr., AIA, our Chief Executive Officer, President, and Director, and Carey G. Birmingham, our Chief Financial Officer, Vice President, Secretary, Treasurer and Director.  Both Mr. Mooney and Mr. Birmingham are not paid any salary and are not accruing any salary.  Additionally, the Company currently plans to use consultants on an as needed basis as funding permits.

Description of property

We use office space that is provided by David W. Mooney, Jr., AIA in his architectural practice as David W. Mooney, Jr. Architect on a rent-free month-to-month basis.  The office space encompasses approximately 144 square feet.  The office space has an address of: 5 Blind Brook Lane, Rye, New York 10580.

The Company’s Chief Financial Officer, Carey Birmingham, also provides the Company with approximately 44 square feet of officer space on a rent-free basis at the Company’s San Antonio, Texas office, 20022 Creek Farm Road, San Antonio, Texas 78259.

Blank Check Company Issues

Rule 419 of the Securities Act of 1933, as amended (the “Act”) governs offerings by “blank check companies.”  Rule 419 defines a “blank check company” as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and issuing “penny stock,” as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

Our management believes that the Company does not meet the definition of a “blank check company,” because, while we are in the development stage, we do have a specific business plan and purpose as described above, and our current purpose is not to engage in a merger or acquisition, and as such, we should not therefore be characterized as a “blank check company.”

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operations

The initial target market for our services will be South Texas, Vermont, Connecticut, the New York suburban markets and Northern New Jersey.  These areas are all within close proximity to our San Antonio and New York offices.

We will begin our marketing plan by the creation of a website to demonstrate the breadth of our expertise and capabilities.

Initially, we will concentrate on offering design services and possible leases to individual industrial properties, teaming up with local roofing companies, as needed, and calling upon property owners, developers and end users, demonstrating the advantages of solar power PV arrays for electricity savings and possible resale.  We will also introduce the concept of leasing their rooftop space to various limited partnerships which we plan to create for this purpose.  The Company will attempt to raise capital from its limited partners to offset the cost of the installation of and purchase of the PV panels, which are prohibitively expensive, but which provide tax advantages to individuals and partnerships (such as the Company’s proposed partnerships), which the Company cannot take full advantage of.  Furthermore, the Company hopes to receive fees from its partnership participation as well as management fees for the management of the planned partnerships.

COMPARISON OF OPERATIONS FOR THE YEAR ENDED JULY 31, 2009 COMPARED TO THE PERIOD FROM MAY 28, 2008 (INCEPTION) TO JULY 31, 2008.

We had total expenses and a net loss of $22,828 for the year ended July 31, 2009, compared to total expenses and a net loss of $400 for the period from May 28, 2008 through July 31, 2008.  The main reason for the increase in expenses and net loss was the fact that the expenses and net loss for the year ended July 31, 2009, represented expenses for a full year; where as the expenses and net loss for the period from May 28, 2008 (Inception) through July 31, 2009, only represented expenses for approximately two months.

The main items attributing to the expenses and net loss for the year ended July 31, 2009, was $17,050 of professional fees relating to our legal and accounting expenses associated with our Private Placement Memorandum and the disclosures therein, rent of $2,250 and $1,225 of filing fees relating to our incorporation costs in the State of Nevada.

LIQUIDITY AND CAPITAL RESOURCES

We had assets of $145, consisting solely of current assets of cash as of July 31, 2009.

We had total liabilities, consisting solely of current liabilities of $6,664 as of July 31, 2009, which included $1,704 of note payable to officer and Director, relating to funds advanced by Mr. Birmingham (described below) in connection with our start-up and formation costs, $650 of note payable to officer and Director, relating to funds advanced by Mr. Mooney (described below), in connection with various printing and internet set-up fees, note payable to related party of $4,000 in connection with unpaid legal fees owed to The Loev Law Firm, PC pursuant to the Engagement Agreement described below, as well as $310 of accrued interest on the Note with The Loev Law Firm, PC.

We had a working capital deficit of $6,519 and a deficit accumulated during the development stage of $23,228 as of July 31, 2009.

We had cash used in operating activities of $20,089 for the year ended July 31, 2009, which included $22,828 of net loss offset by $2,250 of donated rent, $179 of imputed interest and $310 of accrued expenses.

We had $20,134 of net cash provided by financing activities for the year ended July 31, 2009, which included $17,881 of proceeds from related party note, in connection with funds borrowed under the Line of Credit and Credit Notes, as described below, and $13,780 of proceeds from sale of common stock (as described below), offset by $11,527 of payments on related party debt.

From October 2008 to March 2009, we sold 172,250 shares of our common stock to 27 private investors in a private placement, pursuant to an exemption from registration provided by Rule 506 of the Securities Act of 1933, as amended (the “Act”), for aggregate consideration of $13,780 or $0.08 per share.

In August 2008, we entered into a Master Revolving Line of Credit with Carey G. Birmingham, the Company’s Chief Financial Officer (the “Line of Credit”).  The Line of Credit allows us to borrow up to $10,000 from Mr. Birmingham.  Any amounts borrowed under the Line of Credit do not bear interest and are due and payable on December 31, 2009.  We did however have imputed interest expense of $168 relating to such Line of Credit as of July 31, 2009.  As of July 31, 2009 and November 15, 2009, a total of $1,704 had been loaned under the Line of Credit.

In May 2008, we entered into an Engagement Agreement with The Loev Law Firm, PC (the “Law Firm”), which was amended and restated in December 2009, whereby the Law Firm agreed to provide the Company with legal services in connection with the Company’s private placement and Form S-1 Registration Statement, and we agreed to pay the Law Firm an aggregate of $37,500 based on us meeting specific milestones as set forth in the Engagement Agreement and issue David M. Loev, the Manager of the Law Firm, an aggregate of 700,000 shares of the Company’s common stock, which shares have been issued to date.  Two of those milestones were reached by May 2009 and as such and pursuant to the terms of the Engagement Agreement, we were required to pay the Law Firm a total of $10,000 for legal services provided.  As of July 31, 2009, we have paid the Law Firm $6,000 and the balance owed to The Loev Law Firm, PC in the amount of $4,000, has been accruing interest at 7% per annum since May 2009.

The remaining $27,500 due to the Law Firm pursuant to the Engagement Agreement is due as follows: $10,000 is due and payable upon the filing of the Company’s Form S-1 Registration Statement of which this Prospectus is a part; $7,500 due and payable upon the filing of the first amendment to the Company’s Form S-1 Registration Statement (or in the event that no Amendments are required, at the time the Form S-1 is declared “effective”); and $10,000 is due and payable upon the Company’s Form S-1 Registration Statement being declared “effective” by the Securities and Exchange Commission.

In September 2008, we entered into a Master Revolving Credit Note with David W. Mooney, Jr., AIA, our Chief Executive Officer (the “Credit Note”).  The Credit Note allows us to borrow up to $10,000 from Mr. Mooney.  Any amounts borrowed under the Line of Credit do not bear interest and are due and payable on December 31, 2009.  We did however have imputed interest expense of $11 relating to such Line of Credit as of July 31, 2009.  As of July 31, 2009 and November 15, 2009, a total of $650 had been loaned under the Line of Credit.

In October 2009, we entered into a Master Revolving Credit Note with David M. Loev, our Attorney, and a significant shareholder of the Company (the “Loev Note”).  Pursuant to the Loev Note, Mr. Loev agreed to loan us up to $2,500, which funds do not bear interest, and are due and payable on September 30, 2010.  The Loev Note was also guaranteed by our officers, Carey G. Birmingham and David W. Mooney, Jr., AIA.  As of the date of this filing, an aggregate of $2,400 has been borrowed pursuant to the Loev Note.

We have budgeted the need for approximately $100,000 of additional funding during the next 12 months to continue our business operations, pay costs and expenses associated with our filing requirements with the Securities and Exchange Commission (assuming the Registration Statement, of which this Prospectus is a part is declared effective) and conduct our development activities as planned, and we can provide no assurances that such funding can be raised on favorable terms, if at all.  We believe we can continue our operations for approximately the next 12 months if no additional financing is raised, with funds advanced to us by our officers, Directors and significant shareholders pursuant to their Line of Credits, as described below; provided that we will not be able to conduct any development activities during that time if no additional funding is raised.  If we are unable to raise adequate working capital for the remainder of 2009 and throughout 2010, we will be restricted in the implementation of our development plan.

Assuming that our registration statement of which this Prospectus is a part is declared effective by the Commission, we plan to seek out additional debt and/or equity financing; however, we do not currently have any specific plans to raise such additional financing at this time.  We believe that by becoming a reporting company and becoming subject to the filing requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, as well as by engaging a market maker to quote our common stock on the OTCBB (as is our current plan) we will be able to make an investment in the Company more attractive to potential investors, which will help facilitate our ability to raise capital, of which there can be no assurance. The sale of additional equity securities, if undertaken by the Company and if accomplished, may result in dilution to our shareholders. We cannot assure you, however, that future financing will be available in amounts or on terms acceptable to us, or at all.

Critical Accounting Policies:

Development Stage Policy:

The nature of the Company’s operations is highly speculative, and there is a consequent risk of loss of your investment.  The success of our plan of operation will depend to a great extent on the operations, financial condition, and management of the identified business opportunity.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amount of assets, liabilities, and disclosures contingent on assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods.  Actual results could differ from these estimates.

Fair Value of Financial Instruments:

The estimated fair values of cash and property and equipment due to the stockholder, none of which are held for trading purposes, approximate their carrying value because of short term maturity of these instruments or the stated interest rates are indicative of market interest rates.

Cash and Cash Equivalents:

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Income Taxes:

The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless management believes it is more likely than not that such assets will be realized.

Basic and Diluted Income/(Loss) Per Share:

In accordance with SFAS No. 128, "Earnings Per Share," the basic income/(loss) per common share is computed by dividing net income/(loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted income per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of July 31, 2009 there were no dilutive convertible common shares outstanding.

Revenue Recognition:

The Company recognizes revenue when persuasive evidence of an agreement exists, services have been rendered, the sales price of a unit is fixed or determinable, and collectability is reasonable assured.  Since our inception on May 28, 2008 to our fiscal year ended July 31, 2009, the Company has had no revenues.

Stock Based Compensation:

Stock-based awards to non-employees are accounted for using the fair value method in accordance with SFAS No. 123R, Accounting for Stock-Based Compensation, and EITF Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services.

The Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) 123R, “Share-Based Payment” (“SFAS 123(R)”), which requires that companies measure and recognize compensation expense at an amount equal to the fair value of share-based payments granted under compensation arrangements.

The Company has adopted SFAS 123(R) using the “modified prospective” method, which results in no restatement of prior period amounts. Under this method, the provisions of SFAS 123(R) would apply to all awards granted or modified after the date of adoption. In addition, compensation expense must be recognized for any unvested stock option awards outstanding as of the date of adoption on a straight-line basis over the remaining vesting period. The Company will calculate the fair value of options using a Black-Scholes option pricing model. The Company does not currently have any outstanding options subject to future vesting therefore no charge is required for the period ended July 31, 2009. SFAS 123(R) also requires the benefits of tax deductions in excess of recognized compensation expense to be reported in the Statement of Cash Flows as a financing cash inflow rather than an operating cash inflow. In addition, SFAS 123(R) required a modification to the Company’s calculation of the dilutive effect of stock option awards on earnings per share. For companies that adopt SFAS 123(R) using the “modified prospective” method, disclosure of pro forma information for periods prior to adoption must continue to be made.

Fair Value of Financial Instruments:

Accounting principles generally accepted in the United States of America require disclosing the fair value of financial instruments to the extent practicable for financial instruments, which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement. In assessing the fair value of these financial instruments, the Company uses a variety of methods and assumptions, which were based on estimates of market conditions and risks existing at that time. For certain instruments, including cash, accounts payable, accrued liabilities and convertible notes payable, it was estimated that the carrying amount approximated fair value for the majority of these instruments because of their short maturity.  The Company has implemented SFAS statements number 157 and 159 in these financial statements, the impact of these pronouncements has not been material.

Recent Accounting Pronouncements:

In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 establishes an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each of the Company’s consolidated financial statements and the related financial statement disclosures. SAB 108 is effective for the year ending July 31, 2009.

In December 2007, the Financial Accounting Standards Board issued FASB Statement No. 141 (Revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R provides additional guidance on improving the relevance, representational faithfulness, and comparability of the financial information that a reporting entity provides in its financial reports about a business combination and its effects. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

The FASB’s SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an Amendment of SFAS 115 became effective for us at inception. SFAS 159 establishes a fair value option that permits entities to choose to measure eligible financial instruments and certain other items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value options have been elected in earnings at each subsequent reporting date. For the period ended July 31, 2009, there were no applicable items on which the fair value option was elected.  SFAS 159 may impact our consolidated financial statements in the future.

In December 2007, the Financial Accounting Standards Board issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 amends ARB No. 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This Statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently evaluating the impact of adopting SFAS 160 on our financial statements.

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position, or cash flow.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

In May 2008, we issued 700,000 shares of our restricted common stock to our Chief Executive Officer and President, David W. Mooney, Jr., AIA in consideration for services rendered to the Company.  We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

In May 2008, we issued 700,000 shares of our restricted common stock to our Chief Financial Officer and Vice President, Carey G. Birmingham in consideration for services rendered to the Company.  We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

In May 2008, we issued 700,000 shares of our restricted common stock to our corporate counsel, David M. Loev in consideration for services rendered to the Company.  We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

In August 2008, we entered into a Master Revolving Line of Credit with Carey G. Birmingham, the Company’s Chief Financial Officer (the “Line of Credit”).  The Line of Credit allows us to borrow up to $10,000 from Mr. Birmingham.  Any amounts borrowed under the Line of Credit do not bear interest and are due and payable on December 31, 2009.  We did however have imputed interest expense of $168 relating to such Line of Credit as of July 31, 2009.  As of July 31, 2009 and November 15, 2009, a total of $1,704 had been loaned under the Line of Credit.

In May 2008, we entered into an Engagement Agreement with The Loev Law Firm, PC (the “Law Firm”), which was amended and restated in December 2009,  whereby the Law Firm agreed to provide the Company with legal services in connection with the Company’s private placement and Form S-1 Registration Statement, and we agreed to pay the Law Firm an aggregate of $37,500 based on us meeting specific milestones as set forth in the Engagement Agreement and issue David M. Loev, the Manager of the Law Firm, an aggregate of 700,000 shares of the Company’s common stock, which shares have been issued to date.  Two of those milestones were reached by May 2009 and as such and pursuant to the terms of the Engagement Agreement, we were required to pay the Law Firm a total of $10,000 for legal services provided.  As of July 31, 2009, we have paid the Law Firm $6,000 and the balance owed to The Loev Law Firm, PC in the amount of $4,000, has been accruing interest at 7% per annum since May 2009.

The remaining $27,500 due to the Law Firm pursuant to the Engagement Agreement is due as follows: $10,000 is due and payable upon the filing of the Company’s Form S-1 Registration Statement of which this Prospectus is a part; $7,500 is due and payable upon the filing of the first amendment to the Company’s Form S-1 Registration Statement (or in the event that no Amendments are required, at the time the Form S-1 is declared “effective”); and $10,000 is due and payable upon the Company’s Form S-1 Registration Statement being declared “effective” by the Securities and Exchange Commission.

In September 2008, we entered into a Master Revolving Credit Note with David W. Mooney, Jr., AIA, our Chief Executive Officer (the “Credit Note”).  The Credit Note allows us to borrow up to $10,000 from Mr. Mooney.  Any amounts borrowed under the Credit Note do not bear interest and are due and payable on December 31, 2009.  We did however have imputed interest expense of $11 relating to such Line of Credit as of July 31, 2009. As of July 31, 2009 and November 15, 2009, a total of $650, had been loaned under the Credit Note.

In October 2009, we entered into a Master Revolving Credit Note with David M. Loev, our Attorney, and a significant shareholder of the Company (the “Loev Note”).  Pursuant to the Loev Note, Mr. Loev agreed to loan us up to $2,500, which funds do not bear interest, and are due and payable on February 28, 2010.  The Loev Note was also guaranteed by our officers, Carey G. Birmingham and David W. Mooney, Jr., AIA.  As of the date of this filing, an aggregate of $2,400 has been borrowed pursuant to the Loev Note.

We use office space that is provided by David W. Mooney, Jr., AIA in his architectural practice as David W. Mooney, Jr. Architect on a rent-free month-to-month basis.  The office space encompasses approximately 144 square feet.  The office space has an address of: 5 Blind Brook Lane, Rye, New York 10580.

The Company’s Chief Financial Officer, Carey Birmingham, also provides the Company with approximately 44 square feet of office space on a rent-free basis at the Company’s San Antonio, Texas office, 20022 Creek Farm, San Antonio, Texas 78259.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer and Director and significant stockholders.  However, all of the transactions described above were approved and ratified by our Board of Directors, consisting of Mr. Mooney and Mr. Birmingham.  In connection with the approval of the transactions described above, our Directors took into account several factors, including their fiduciary duty to the Company; the relationship of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available (if applicable); and the terms the Company could receive from an unrelated third party.

We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof.   On a moving forward basis, our Directors will continue to approve any related party transaction based on the criteria set forth above.

CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, consisting of Mr. Mooney and Mr. Birmingham, are responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, consisting of our Chief Executive Officer, Mr. Mooney and Chief Financial Officer, Mr. Birmingham reviews the Company's internal accounting controls, practices and policies.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 140,000,000 shares of common stock, $0.001 par value per share (“Common Stock”) and 10,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”).  As of December 9, 2009, we had 2,447,250 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine.  Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  There is no cumulative voting of the election of directors then standing for election.  The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.  Each outstanding share of Common Stock is, and all shares of Common Stock to be outstanding upon completion of this Offering will upon payment therefore be, duly and validly issued, fully paid and non-assessable.

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors (“Board of Directors”) prior to the issuance of any shares thereof.  Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Options, Warrants and Convertible Securities

We do not currently have any warrants, options or convertible securities outstanding.

SHARES AVAILABLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock could adversely affect market prices prevailing from time to time, and could impair our ability to raise capital through the sale of equity securities.

Upon the date of this Prospectus, there are 2,447,250 shares of common stock issued and outstanding. Upon the effectiveness of this Registration Statement, 347,250 shares of common stock to be resold pursuant to this Prospectus will be eligible for immediate resale in the public market if and when any market for the common stock develops.  The remaining 2,100,000 shares of our currently issued and outstanding common stock, which shares are solely owned by our Chief Executive Officer, David M. Mooney, Jr., AIA, our Chief Financial Officer, Carey G. Birmingham, and our Attorney, David M. Loev, which are not being registered pursuant to this Registration Statement will constitute “restricted securities” as that term is defined by Rule 144 of the Act and bear appropriate legends, restricting transferability.  The Company may also raise capital in the future by issued issuing additional restricted shares to investors.

Restricted securities may not be sold except pursuant to an effective registration statement filed by us or an applicable exemption from registration, including an exemption under Rule 144 promulgated under the Act.

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for the previous one year period prior to any sale; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.”  Because none of our securities can be sold pursuant to Rule 144, until at least a year after we cease to be a “shell company”, any non-registered securities we issue will have no liquidity and will in fact be ineligible to be resold until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above.

Assuming we cease to be a “shell company” and at least a year has passed since we filed “Form 10 information” with the Commission and we otherwise meet the requirements of Rule 144, and assuming we remain a non-reporting company, under Rule 144 a person (or persons whose shares are aggregated) who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns shares within the definition of “restricted securities” under Rule 144 under the Securities Act that were purchased from us (or any affiliate) at least one year previously, would be entitled to sell such shares under Rule 144 without restrictions.  A person who may be deemed our affiliate, who owns shares that were purchased from us (or any affiliate) at least one year previously, is entitled to sell within any three-month period a number of shares that does not exceed 1% of the then outstanding common stock.  Sales by affiliates are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

If the Company should cease to be a “shell company” and should become a “reporting company,” the conditions applicable to the resale of securities under Rule 144 are different.  If we become a reporting company, a person (or persons whose shares are aggregated) who owns shares that were purchased from us (or any affiliate) at least six months previously,  would be entitled to sell such shares without restrictions other than the availability of current public information about us.  A person who may be deemed our affiliate, who owns shares that were purchased from us (or any affiliate) at least six months previously would be entitled to sell his shares if he complies with the volume limitations, manner of sale provisions, public information requirements and notice requirements discussed above.  A person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns restricted securities that were purchased from us (or any affiliate) at least one year previously, would be entitled to sell such shares under Rule 144 without restrictions.

PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

This Prospectus relates to the resale of 347,250 shares of common stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding.  Non of the selling stockholders are broker/dealers and/or affiliated with broker/dealers.

Selling Stockholders:

Shareholder Name	Date Shares Acquired	Common Stock Beneficially Owned Before Resale		Amount Offered	Shares Beneficially Owned After Resale (3)
Angela Butler	January 2009	6,250	(1)	6,250	-
B. Raphael Sonsino	January 2009	4,375	(1)	4,375	-
Brian Harris	July 2008	25,000	(2)	25,000	-
Chris Matthews	December 2008	4,375	(1)	4,375	-
Christopher Crumpler	November 2008	5,000	(1)	5,000	-
Dan Gostylo	July 2008	25,000	(2)	25,000	-
Dan Gostylo	February 2009	10,000	(1)	10,000	-
Daniel Babajanov	December 2008	4,375	(1)	4,375	-
Debra Liberton	December 2008	5,000	(1)	5,000	-
Derek & Sue Tudor, JT	December 2008	6,250	(1)	6,250	-
Donal Cranny	December 2008	4,375	(1)	4,375	-
Gilbert Steedley	December 2008	18,750	(1)	18,750	-
Gregorio Inestroza	December 2008	12,500	(1)	12,500	-
Hans Hodell	December 2008	12,500	(1)	12,500	-
Harold A. Yount, Jr.	July 2008	25,000	(2)	25,000	-
Henri N. Gourd	November 2008	4,375	(1)	4,375	-
Jake Gostylo	July 2008	50,000	(2)	50,000	-
James Dickson	December 2008	2,500	(1)	2,500	-
Jed Lavitt	December 2008	4,375	(1)	4,375	-
Joseph F. Melagrano	January 2009	2,500	(1)	2,500	-
Jospeh Nemelka	December 2008	4,375	(1)	4,375	-
Kenneth Kremer	December 2008	4,375	(1)	4,375	-
Kevin McAdams	January 2009	4,375	(1)	4,375	-
Kimet Hand	January 2009	2,500	(1)	2,500	-
Lelia M. Wood-Smith	October 2008	4,375	(1)	4,375	-
Phil Phillips	July 2008	25,000	(2)	25,000	-
Poya Hedayati	March 2009	8,000	(1)	8,000	-
Rich Guthrie	December 2008	5,000	(1)	5,000	-
Rita Stewart	December 2008	8,750	(1)	8,750	-
Robert Kremer	July 2008	25,000	(2)	25,000	-
Robert McMahon	November 2008	8,750	(1)	8,750	-
Steven Weiss	January 2009	8,000	(1)	8,000	-
Wulf Losee	November 2008	6,250	(1)	6,250	-
	Total	347,250		347,250

(1) All shares were purchased from the Company as part of a private placement from October 2008 to March 2009, pursuant to which we sold 172,250 shares of our common stock to 27 private investors, pursuant to an exemption from registration provided by Rule 506 of the Securities Act of 1933, as amended (the “Act”), for aggregate consideration of $13,780 or $0.08 per share.

(2) Shares issued in consideration for services rendered to the Company.

(3) Assuming the sale of all shares registered herein.

Upon the effectiveness of this Registration Statement, the 2,100,000 outstanding shares of common stock not registered herein will be subject to the resale provisions of Rule 144, if available. The 347,250 remaining shares offered by the selling stockholders pursuant to this Prospectus may be sold by one or more of the following methods, without limitation:

o	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

o	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o	an exchange distribution in accordance with the rules of the applicable exchange;

o	privately-negotiated transactions;

o	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

o	a combination of any such methods of sale; and

o	any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

We currently lack a public market for our common stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The Offering price of the shares has been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares offered herein, will be willing to pay considering the nature and capital structure of our Company, the experience of the officers and Directors, and the market conditions for the sale of equity securities in similar companies. The Offering price of the shares bears no relationship to the assets, earnings or book value of our Company, or any other objective standard of value. We believe that only a small number of shares, if any, will be sold by the selling shareholders, prior to the time our common stock is quoted on the OTC Bulletin Board, at which time the selling shareholders will sell their shares based on the market price of such shares. The Company is not selling any shares pursuant to this Registration Statement and is only registering the re-sale of securities previously purchased from us.

The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

We have advised the Selling Security Holders that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the Selling Security Holders. Additionally, there are restrictions on market-making activities by persons engaged in the distribution of the shares. The Selling Security Holders have agreed that neither them nor their agents will bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this Prospectus.

Accordingly, the Selling Security Holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the Selling Security Holders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying Registration Statement must be filed with the Securities and Exchange Commission.

Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

The Selling Security Holders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

MARKET FOR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

No established public trading market exists for our common stock and the Company’s common stock has never been quoted on any market or exchange.  Except for this Offering, there is no common stock that is being, or has been proposed to be, publicly offered. As of December 9, 2009, there were 2,447,250 shares of common stock outstanding, held by approximately 35 shareholders of record.

ADDITIONAL INFORMATION

Our fiscal year ends on July 31. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, the effectiveness of the Registration Statement of which this Prospectus is a part will trigger the Company’s obligation to file current and periodic reports with the Commission under Section 15(d) of the Securities Act of 1934, as amended. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

LEGAL MATTERS

Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by The Loev Law Firm, PC, Bellaire, Texas.

FINANCIAL STATEMENTS

The Financial Statements included below are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles. The following financial statements pertaining to SEV, Inc. are filed as part of this Prospectus.

Table of Contents to Financial Statements

Audited Financial Statements

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Board of Directors and Stockholders
SEV, Inc.
(A Development Stage Company)

We have audited the accompanying Balance Sheet of SEV, Inc., (a Development Stage Company), as of July 31, 2009, and the related Statements of Operations, Stockholders Equity (Deficit), and Cash Flows for the period from inception (May 28, 2008) to July 31, 2009.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SEV, Inc. as of July 31, 2009, and the results of its operations and its cash flows for the period from inception (May 28, 2008) to July 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has no current source of income and has limited cash. These matters raise substantial doubt about the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that may result should the Company be unable to continue as a going concern. See note 4 to the financial statements for further information regarding this uncertainty.

/s/ M&K CPA’s, PLLC
M&K CPA’s, PLLC
www.mkacpas.com
Houston, TX
December 9, 2009

SEV, Inc.
(A Development Stage Company)
Balance Sheets
	July 31, 2009	July 31, 2008

ASSETS

CURRENT ASSETS
Cash	$145	$100
TOTAL ASSETS	$145	$100

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Note Payable to Officers & Directors	$2,354	$-
Note Payable to Related Party	4,000	-
Accrued Interest to Related Party	310	-

TOTAL LIABILITIES	6,664	-

STOCKHOLDERS' EQUITY (DEFICIT)
Capital Stock
Authorized
140,000,000 shares of common stock, $.001par value
Issued and outstanding
2,447,250 and 2,275,000 issued and outstanding at
and outstanding at July 31, 2009 and July 31, 2008, respectively	2,447	2,275
Authorized
10,000,000 shares of preferred stock, $.001 par value
None issued and outstanding	-	-
Additional Paid in Capital	14,262	(1,775)

Deficit accumulated during the development stage	(23,228)	(400)
Total Shareholders' Equity (Deficit)	(6,519)	100
Total Liabilities and Stockholders' Equity	$145	$100

The accompanying notes are an integral part of the financial statements

SEV, Inc.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

			From inception
	Twelve Months	Inception (May 28,	May 28, 2008
	ended July 31,	2008) through	to
	2009	July 31, 2008	July 31, 2009

REVENUES	$-	$-	$-

EXPENSES

Advertising Marketing	120	-	120
Bank Charges	281	-	281
Dues & Subscriptions	258	-	258
Interest Expense	490	-	490
Filing Fees	1,225	-	1,225
Postage & Delivery	153	-	153
Printing & Reproduction	751	-	751
Professional Fees	17,050	-	17,050
Rent	2,250	400	2,650
Office Supplies	211	-	211
Professional Development	39	-	39

Total expenses	22,828	400	23,228

NET LOSS FOR THE PERIOD	$(22,828)	$(400)	$(23,228)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.01)	$(0.00)

WEIGHTED AVERAGE NUMBER OF BASIC AND
DILUTED COMMON SHARES OUTSTANDING	2,376,310	2,275,000

The accompanying notes are an integral part of the financial statements

SEV, Inc.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT) From inception (May 28, 2008) to July 31, 2009

	Common Stock
	Number of		Additional Paid	Deficit Accumulated during development	Shareholders' Total Shareholders'
	Shares	Amount	in Capital	stage	Equity (Deficit)
May 28, 2008 (Inception)	-	$-	$-	$-	$-

Common shares issued to
founders for services	2,275,000	2,275	(2,175)	-	100
Donated Rent	-	-	400	-	400
Net loss for year ended
July 31, 2008	-	-	-	(400)	(400)

Balance, July 31, 2008	2,275,000	2,275	(1,775)	(400)	100

Common stock sold in
private placement offering
for cash ($0.08/share)	172,250	172	13,608		13,780
Donated rent			2,250		2,250
Imputed interest expense			179		179
Net loss for year ended
July 31, 2009				(22,828)	(22,828)

Balance, July 31, 2009	2,447,250	$2,447	$14,262	$(23,228)	$(6,519)

The accompanying notes are an integral part of the financial statements

SEV, Inc.
(A Development Stage Company)
STATEMENT OF CASH FLOWS FOR THE YEAR ENDED JULY 31, 2009 AND 2008 AND THE PERIOD FROM MAY 28, 2008 (INCEPTION) TO JULY 31, 2009 AND 2008

		From inception	From inception
		May 28, 2008	May 28, 2008
	Year ended	Year ended	to
	July 31, 2009	July 31, 2008	July 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net (Loss)	$(22,828)	$(400)	(23,228)
Adjustments to reconcile net loss to net cash
provided (used) in operating activities:		-
- Donated Rent	2,250	400	2,650
- Imputed Interest	179	-	179
Changes in
- Accrued expenses	310	-	310

NET CASH USED IN OPERATING ACTIVITIES	(20,089)	-	(20,089)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party note	17,881		17,881
Payments on related party debt	(11,527)		(11,527)
Proceeds from issuance of common stock	13,780		13,780
Proceeds from issuance of founders shares	-	100	100

NET CASH PROVIDED BY FINANCING ACTIVITIES	20,134	100	20,234

NET INCREASE (DECREASE) IN CASH	45	-	-

CASH, BEGINNING OF PERIOD	100	-	-

CASH, END OF PERIOD	$145	$100	$145

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash Paid for Interest	-	-	-
Cash paid for Income taxes	-	-	-

NON CASH FINANCING ACTIVITIES
Founders' Shares	-	2,175	2,175

The accompanying notes are an integral part of the financial statements

SEV, Inc.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
July 31, 2009

NOTE 1 – Description of Business

Nature of Business.  SEV, Inc. (“SEV”) was incorporated in Nevada on May 28, 2008.  SEV, Inc., operating under the business name of Solar Energy Ventures, will provide full-service design consulting, construction management and general contracting services and support for the design and installation of large and small solar panel arrays on commercial buildings. Many of these panels are intended to be installed on public buildings.  This includes schools, churches, and other facilities which can significantly reduce electricity expense through the use of these panels.

NOTE 2 – Preparation of Financial Statements

SEV’s financial statements are presented in accordance with accounting principles generally accepted (GAAP) in the United States.  The accompanying financial statements have been prepared solely from the accounts of SEV, Inc. The company represents that they do not include personal accounts or those of any other operation in which the company was engaged.

NOTE 3 – Summary of Significant Account Policies

Development Stage Policy:

The nature of SEV’s operations is highly speculative, and there is a consequent risk of loss of your investment.  The success of our plan of operation will depend to a great extent on the operations, financial condition, and management of the identified business opportunity.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amount of assets, liabilities, and disclosures contingent on assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods.  Actual results could differ from these estimates.

Fair Value of Financial Instruments:

The estimated fair values of cash and property and equipment due to the stockholder, none of which are held for trading purposes, approximate their carrying value because of short term maturity of these instruments or the stated interest rates are indicative of market interest rates.

Cash and Cash Equivalents:

For purposes of the statement of cash flows, SEV considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Income Taxes:

The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless management believes it is more likely than not that such assets will be realized.

Basic and Diluted Income/(Loss) Per Share:

In accordance with SFAS No. 128, "Earnings Per Share," the basic income/(loss) per common share is computed by dividing net income/(loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted income per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of July 31, 2009 there were no dilutive convertible common shares outstanding.

Revenue Recognition:

SEV recognizes revenue when persuasive evidence of an agreement exists, services have been rendered, the sales price of a unit is fixed or determinable, and collectability is reasonable assured.  Since our inception on May 28, 2008 to our fiscal year ended July 31, 2009, SEV has had no revenues.

Stock Based Compensation:

Stock-based awards to non-employees are accounted for using the fair value method in accordance with SFAS No. 123R, Accounting for Stock-Based Compensation, and EITF Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services.

SEV adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) 123R, “Share-Based Payment” (“SFAS 123(R)”), which requires that companies measure and recognize compensation expense at an amount equal to the fair value of share-based payments granted under compensation arrangements.

SEV has adopted SFAS 123(R) using the “modified prospective” method, which results in no restatement of prior period amounts. Under this method, the provisions of SFAS 123(R) would apply to all awards granted or modified after the date of adoption. In addition, compensation expense must be recognized for any unvested stock option awards outstanding as of the date of adoption on a straight-line basis over the remaining vesting period. SEV will calculate the fair value of options using a Black-Scholes option pricing model. SEV does not currently have any outstanding options subject to future vesting therefore no charge is required for the period ended July 31, 2009. SFAS 123(R) also requires the benefits of tax deductions in excess of recognized compensation expense to be reported in the Statement of Cash Flows as a financing cash inflow rather than an operating cash inflow. In addition, SFAS 123(R) required a modification to the Company’s calculation of the dilutive effect of stock option awards on earnings per share. For companies that adopt SFAS 123(R) using the “modified prospective” method, disclosure of pro forma information for periods prior to adoption must continue to be made.

Fair Value of Financial Instruments:

Accounting principles generally accepted in the United States of America require disclosing the fair value of financial instruments to the extent practicable for financial instruments, which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement. In assessing the fair value of these financial instruments, SEV uses a variety of methods and assumptions, which were based on estimates of market conditions and risks existing at that time. For certain instruments, including cash, accounts payable, accrued liabilities and convertible notes payable, it was estimated that the carrying amount approximated fair value for the majority of these instruments because of their short maturity.  The Company has implemented SFAS statements number 157 and 159 in these financial statements, the impact of these pronouncements has not been material.

Recent Accounting Pronouncements:

 In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 establishes an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each of the Company’s consolidated financial statements and the related financial statement disclosures. SAB 108 is effective for the year ending July 31, 2009.

In December 2007, the Financial Accounting Standards Board issued FASB Statement No. 141 (Revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R provides additional guidance on improving the relevance, representational faithfulness, and comparability of the financial information that a reporting entity provides in its financial reports about a business combination and its effects. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

The FASB’s SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an Amendment of SFAS 115  became effective for us at inception. SFAS 159 establishes a fair value option that permits entities to choose to measure eligible financial instruments and certain other items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value options have been elected in earnings at each subsequent reporting date. For the period ended July 31, 2009, there were no applicable items on which the fair value option was elected.  SFAS 159 may impact our consolidated financial statements in the future.

In December 2007, the Financial Accounting Standards Board issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 amends ARB No. 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This Statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently evaluating the impact of adopting SFAS 160 on our financial statements.

SEV does not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position, or cash flow.

NOTE 4 – Going Concern

As shown in the accompanying financial statements, SEV does not have current operations.  SEV has yet to begin operations.  These conditions, along with a reliance raising cash through debt and equity raise substantial doubt as to the company’s ability to continue as a going concern.  Management is attempting to raise additional capital through sales of stock.  The financial statements do not include any adjustments that might be necessary if SEV is unable to continue as a going concern.

NOTE 5– Capital Structure

Common Stock

SEV is authorized to issue up to 140 million shares of common stock.  At July 31, 2009, SEV had issued 2,447,250 shares, of which 2,100,000 shares have been treated for accounting purposes as founders’ shares. The share composition is as follows: 2,100,000 shares issued as founders’ shares, The Company has valued these shares and another 175,000 shares accounted for as founders shares at $100 which was the aggregate cash received. Founders’ shares were issued to the controlling shareholders of the Company for their contributions to the Company. Additionally, another 172,250 shares were issued to a total of 27 individual investors for cash. These shares were sold for $.08 per share for total funds of $13,780. There were not any options or warrants issued for the period.

Rent donated by an officer of the company was accounted for as an expense and additional paid in capital of $2,250.

Preferred Stock

SEV is authorized to issue up to 10 million shares of preferred stock.  At July 31, 2009, none of these shares have been issued and none are outstanding.

NOTE 6 - Commitments

SEV has no lease expense for the year ended July 31, 2009.  SEV is using office space provided by one of its officers on a rent-free, month to month basis.  SEV has expensed the rent as if incurred by the company accounted for the amount as contributed capital.

NOTE 7 – Notes Payable to Officers & Directors and Related Parties

During the past fiscal year, SEV entered into various Notes and Lines of Credit with the Company’s President and CEO and the Company’s Vice President and CFO, as well as with the company’s corporate counsel.

The Line of Credit with the Company’s President and CEO is in the amount of $10,000, matures in December 2009 and accrues no interest.  As of July 31, 2009, SEV has borrowed $650, and SEV expects to renegotiate the maturity date of this Note to December 31, 2010 prior to its current maturity date.  SEV has imputed interest expense of $168 relating to such Line of Credit as of July 31, 2009.

The Line of Credit with SEV’s Vice President and CFO is in the amount of $10,000, matures in December 2009 and accrues no interest.  As of July 31, 2009, the Company has borrowed $1,704, and expects to renegotiate the maturity date of this Note to December 31, 2010 prior to its current maturity date.  SEV has imputed interest expense of $11 relating to such Line of Credit as of July 31, 2009.

In May 2008, SEV entered into an Engagement Agreement with The Loev Law Firm, PC (the “Law Firm”), which was amended and restated in December 2009, whereby the Law Firm agreed to provide SEV with legal services in connection with SEV’s private placement and Form S-1 Registration Statement, and SEV agreed to pay the Law Firm an aggregate of $37,500 based on SEV meeting specific milestones as set forth in the Engagement Agreement and issue David M. Loev, the Manager of the Law Firm, an aggregate of 700,000 shares of the Company’s common stock, which shares have been issued to date (as described above).  Two of those milestones were reached by May 2009 and as such and pursuant to the terms of the Engagement Agreement, SEV was required to pay the Law Firm a total of $10,000 for legal services provided.  As of July 31, 2009, SEV had paid the Law Firm $6,000 and the balance owed to The Loev Law Firm, PC in the amount of $4,000, has been accruing interest at 7% per annum since May 2009.

The remaining $27,500 due to the Law Firm pursuant to the Engagement Agreement is due as follows: $10,000 is due and payable upon the filing of SEV’s Form S-1 Registration Statement; $7,500 is due and payable upon the filing of the first amendment to SEV’s Form S-1 Registration Statement (or in the event that no Amendments are required, at the time the Form S-1 is declared “effective”); and $10,000 is due and payable upon SEV’s Form S-1 Registration Statement being declared “effective” by the Securities and Exchange Commission.

NOTE 8 – Commitments and Contingencies

SEV has no outstanding commitments for office rental or other obligations which would require additional disclosures than have already been described in these financial statements.

NOTE 9 – Income Taxes

SEV believes that given its operational status, it is remote that the Company will pay federal income taxes in the future. SEV also does not have any material uncertain income tax positions. There was an income tax provision or $0 and $0 for the twelve months ended July 31, 2009 and 2008, respectively. We have a NOL carry forward of approximately $23,000 which will begin to expire in fiscal year 2028.

	Twelve Months Ended July 31, 2009	From Inception (May 28, 2008) to July 31, 2008

Current Deferred Tax Asset	-	-

Current Year Net Income/(Loss)	22,828	400
Tax Rate	35%	35%
Expected Income tax expense (benefit)	7,990	140
Valuation Allowances	(7,990	(140)
Total	-	-

NOTE 10 – Subsequent Events

During November 2009, SEV entered into a Line of Credit with David M. Loev, SEV’s Corporate Counsel and principal of The Loev Law Firm, PC.  The amount of this Line of Credit is $2,500, which does not accrue interest and matures in February 2010. As of July 31, 2009, the Company has not borrowed any amounts on this Note and expects to pay off any balance on or before its maturity date.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ninety (90) days after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus.  This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Description	Amount to be Paid

Filing Fee - Securities and Exchange Commission	$2.48
Attorney's fees and expenses	30,000.00	*
Accountant's fees and expenses	10,000.00	*
Transfer agent's and registrar fees and expenses	1,000.00	*
Printing and engraving expenses	1,000.00	*
Miscellaneous expenses	500.00	*

Total	$42,502.48	*

* Estimated

ITEM 14.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

See Indemnification of Directors and Officers above.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES

In May 2008, we issued 700,000 shares of our restricted common stock to our Chief Executive Officer and President, David W. Mooney, Jr., AIA in consideration for services rendered to the Company.  We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

In May 2008, we issued 700,000 shares of our restricted common stock to our Chief Financial Officer and Vice President, Carey G. Birmingham in consideration for services rendered to the Company.  We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

In May 2008, we issued 700,000 shares of our restricted common stock to our corporate counsel, David M. Loev in consideration for services rendered to the Company.  We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

In May 2008, we issued 50,000 shares of our restricted common stock to Jacob C. Gostylo, our consultant in consideration for consulting services rendered to the Company.   We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

In May 2008, we issued 25,000 shares of our restricted common stock to Daniel Gostylo, our consultant in consideration for services rendered to the Company.  We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

In May 2008, we issued 25,000 shares of our restricted common stock to Brian Harris, our consultant in consideration for services rendered to the Company.  We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

In May 2008, we issued 25,000 shares of our restricted common stock to Harold A. Yount, Jr., our consultant in consideration for services rendered to the Company.  We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

In May 2008, we issued 25,000 shares of our restricted common stock to Robert Kremer, our marketing consultant in consideration for services rendered to the Company.  We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

In May 2008, we issued 25,000 shares of our restricted common stock to Philip J. Phillips, our construction and installation consultant in consideration for services rendered to the Company.  We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

From October 2008 to March 2009, we sold 172,250 shares of our common stock to 27 private investors in a private placement, pursuant to an exemption from registration provided by Rule 506 of the Act, for aggregate consideration of $13,780 or $0.08 per share.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit

Exhibit 3.1*	Articles of Incorporation

Exhibit 3.2*	Amended and Restated Bylaws

Exhibit 5.1*	Opinion and consent of The Loev Law Firm, PC re: the legality of the shares being registered

Exhibit 10.1*	Master Revolving Credit Note with David M. Mooney, Jr.

Exhibit 10.2*	Master Revolving Credit Note with Carey G. Birmingham

Exhibit 10.3*	Master Revolving Credit Note with David M. Loev

Exhibit 23.1*	Consent of M&K CPAs, PLLC

Exhibit 23.2*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

*   Attached hereto.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(a)	To include any Prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

2.
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.	That, for the purpose of determining liability under the Securities Act:

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Rye, New York, on December 10, 2009.

SEV, INC.

By: /s/ David W. Mooney, Jr.
David W. Mooney, Jr.
Chief Executive Officer
(Principal Executive Officer),
President and Director

By: /s/ Carey G. Birmingham
Carey G. Birmingham
Chief Financial Officer
(Principal Financial Officer
and Principal Accounting Officer),
Vice President, Secretary,
Treasurer and Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

Exhibit 3.1*	Articles of Incorporation

Exhibit 3.2*	Amended and Restated Bylaws

Exhibit 5.1*	Opinion and consent of The Loev Law Firm, PC re: the legality of the shares being registered

Exhibit 10.1*	Master Revolving Credit Note with David M. Mooney, Jr.

Exhibit 10.2*	Master Revolving Credit Note with Carey G. Birmingham

Exhibit 10.3*	Master Revolving Credit Note with David M. Loev

Exhibit 23.1*	Consent of M&K CPAs, PLLC

Exhibit 23.2*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

* Attached hereto.